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                                                                   Exhibit 10.03

                         [FAIRCHILD SEMICONDUCTOR LOGO]

                       FAIRCHILD SEMICONDUCTOR STOCK PLAN
                      RESTRICTED STOCK UNIT AWARD AGREEMENT

PARTICIPANT: Mark Thompson          EMPLOYEE ID:            GLOBAL ID:

                              GRANT DATE: FEBRUARY 10, 2006

NUMBER OF RESTRICTED STOCK UNITS GRANTED: 24,800 UNITS

THIS AGREEMENT, effective as of the Grant Date set forth above, is between Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company", "we", "our" or "us") and the Participant named above ("you" or "yours"), pursuant to the provisions of the Fairchild Semiconductor Stock Plan (the "Plan") with respect to the award of the number of restricted stock units ("Restricted Stock Units") specified above. Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Plan.

By accepting this Grant, you irrevocably agree, on your own behalf and on behalf of your heirs and any other person claiming rights under this Agreement, to all of the terms and conditions of the Restricted Stock Unit Award as set forth in or pursuant to this Agreement and the Plan (as such may be amended from time to time). You and the Company agree as follows:

1. APPLICATION OF PLAN;       This Agreement and your rights under this
   ADMINISTRATION             Agreement are subject to all the terms and
                              conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Committee may adopt. It is expressly understood that the Committee that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you to the extent permitted by the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

2. VESTING                    The Restricted Stock Units will vest (becoming
                              "Vested Restricted Stock Units") on the following
                              Vesting Dates provided that you have remained in the full time employment or service of the Company or an Affiliate from the Grant Date set forth above until the respective Vesting Date:

                                                         Percentage Vested
            Vesting Date                 (including portion that vested the preceding year)
First anniversary of the Grant Date                             25%
Second anniversary of the Grant Date                            50%
Third anniversary of the Grant Date                             75%
Fourth anniversary of the Grant Date                           100%

                              The vesting period set forth above may be adjusted by the Committee to reflect the decreased level of employment or service during any period in which you are on an approved leave of absence or are employed on a less than full time basis.

3. TERMINATION OF             Except as otherwise provided in Paragraph 7 of
   EMPLOYMENT                 this Agreement, the right to issuance of
                              Restricted Stock Units and the rights under any Restricted Stock Units that have not become Vested
                              Restricted Stock Units at the time your employment or service with the Company terminates for any reason will be forfeited immediately without consideration and without further notice as of the date of termination.

4. SETTLEMENT OF VESTED       Each Vested Restricted Stock Unit will be settled
   RESTRICTED STOCK           by the delivery of one share of Common Stock
   UNITS AND ISSUANCE OF      (subject to adjustment under Section 3(c) of the
   SHARES                     Plan, a "Share") to you or, in the event of your
                              death, to your designated beneficiary, promptly following the Vesting Date with respect to such Shares, subject to your satisfaction of any tax withholding obligations as described in Paragraph
                              9 of this Agreement. You hereby authorize any brokerage service provider determined acceptable to the Company, to open a securities account for you to be used for the settlement of Vested
                              Restricted Stock Units. The date on which Shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

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5. RIGHTS AS STOCKHOLDER      Except as otherwise provided in this Agreement,
                              you will not be entitled to any privileges of ownership of the shares of Common Stock underlying your Restricted Stock Units unless and until Shares are actually delivered to you under this Agreement.

6. DIVIDENDS                  From and after the date that Restricted Stock
                              Units are issued to you under this Agreement, you will be credited with additional Restricted Stock
                              Units having a value equal to declared dividends, if any, with record dates that occur prior to the settlement of any Restricted Stock Units as if such Restricted Stock Units had been actual shares of Common Stock, based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date. Any such additional Restricted Stock
                              Units shall be considered Restricted Stock Units under this Agreement and shall also be credited with additional Restricted Stock Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions
                              (including the risk of forfeiture under Paragraph
                              3) as Restricted Stock Units with respect to which they were credited. Notwithstanding the foregoing, no such additional Restricted Stock Units will be credited with respect to any dividend in connection with which Restricted Stock Units are adjusted pursuant to Section 3(c) of the Plan.

7. CHANGE IN CONTROL          Notwithstanding anything to the contrary in this
                              Agreement, the Restricted Stock Units shall be subject to acceleration of vesting upon a Change in Control as provided with respect to restricted stock under Section 11(a)(ii) of the Plan, and shall be settled as if pursuant to Paragraph 4 of this Agreement.

8. TRANSFERABILITY            (a)  Your Restricted Stock Units are not
                                   transferable, whether voluntarily or
                                   involuntarily, by operation of law or
                                   otherwise, except as provided in the Plan.
                                   Any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of your Restricted Stock Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Restricted
                                   Stock Units, other than as so permitted, shall be void.

                              (b) You acknowledge that, from time to time, the Company may be in a "blackout period" and/or subject to applicable securities laws that could subject you to liability for engaging in any transaction involving the sale of the Company's shares. You further acknowledge and agree that, prior to the sale of any Shares, it is your responsibility to determine whether or not such sale of Shares will subject you to liability under insider trading rules or other applicable securities laws.

9. TAXES                      (a)  General. You are ultimately liable and
                                   responsible for all taxes owed by you in connection with your Restricted Stock Units, regardless of any action the Company takes or any transaction pursuant to this Paragraph 9 with respect to any tax withholding obligations that arise in connection with the Restricted Stock Units. As a condition and term of this award, no election under Section
                                   83(b) of the United States Internal Revenue
                                   Code, as amended, may be made by you or any other person with respect to all or any portion of the Restricted Stock Units. The
                                   Company makes no representation or
                                   undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the Restricted Stock Units or the subsequent sale of any of the Shares underlying the Restricted Stock Units that vest. The Company does not commit and is under no obligation to structure this Agreement to reduce or eliminate your tax liability.

                              (b) Taxes. You will be subject to federal and state income and other tax withholding requirements on a date (generally, the Vesting Date) determined by applicable law (any such date, the "Taxable Date"), based on the Fair Market Value of the Shares underlying the Restricted Stock Units that vest. YOU WILL BE SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL U.S. FEDERAL INCOME AND OTHER TAXES, INCLUDING ANY STATE, LOCAL OR NON-U.S. INCOME OR EMPLOYMENT TAX OBLIGATION THAT MAY BE RELATED TO THE SHARES, INCLUDING ANY SUCH TAXES THAT ARE REQUIRED TO BE WITHHELD AND PAID OVER TO THE APPLICABLE TAX AUTHORITIES (THE "TAX WITHHOLDING OBLIGATION"). You will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion, including through payroll withholding.

                                   (i) By Sale of Shares. Your acceptance of this Agreement constitutes your instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of shares from those Shares issuable to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such shares will be sold on the Taxable Date or as soon thereafter as practicable. You will be responsible for all brokers' fees and other costs of sale, which fees and costs may be deducted from the proceeds of the foregoing sale of Shares, and you agree to

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                                   indemnify and hold the Company and any
                                   brokerage firm selling such Shares harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Withholding Obligation, such excess cash will be deposited into the securities account established with the brokerage service provider for the settlement of your Vested Restricted Stock Units. Such Shares will be sold through the broker at market prices; however the price you receive will reflect a weighted average sales price based on the sales price of Shares on behalf of you and others for whom the designated broker may be selling shares on the relevant day(s), and you acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Withholding Obligation. Accordingly, you agree to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above. UNLESS OTHERWISE AUTHORIZED BY THE COMMITTEE IN ITS SOLE DISCRETION, THE SALE OF SHARES WILL BE THE PRIMARY METHOD USED BY THE COMPANY TO SATISFY THE APPLICABLE TAX WITHHOLDING OBLIGATION, and accordingly you represent and warrant to the Company as follows:

                                   A.   You are accepting this Agreement during
                                        a permitted trading period, and at the
                                        time of accepting this Agreement you are not aware of any Material Nonpublic Information (as defined in the Company's Corporate Legal Insider Trading and Tipping Policy) concerning the Company.

                                   B.   You will not exercise any subsequent
                                        influence over the amount of Shares to
                                        be sold hereunder to generate funds for
                                        the Tax Withholding Obligation or the
                                        price, date or time of such sale.

                                   C.   You are entering into this Agreement in
                                        good faith and have a bona fide
                                        intention to carry out the terms of this Agreement, and you will not enter into or alter a corresponding or hedging transaction or position with respect to the Shares.

                                   (ii)By Share Withholding. If so elected in the sole discretion of the Committee, then in lieu of a market sale pursuant to Paragraph 9(b)(i) you authorize the Company to withhold from the Shares issuable to you the whole number of shares with a value equal to the Fair Market Value of the Shares on the Taxable Date or the first trading day before the Taxable Date, sufficient to satisfy the applicable Tax Withholding Obligation. You acknowledge that the withheld shares may not be sufficient to satisfy your Tax Withholding Obligation. Accordingly, you agree to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

10. DATA PRIVACY              As an essential term of this Agreement, you
                              consent to the collection, use and transfer, in electronic or other form, of personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing your participation in the Plan.

                              By entering into this Agreement and accepting the Restricted Stock Units, you acknowledge that the Company holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan ("Data"). You acknowledge that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and you authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you or the Company may elect to deposit any shares of stock acquired under this Agreement. You acknowledge that Data may be held only as long as is necessary to implement, administer and manage your participation in the Plan as determined by the Company, and that you may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing your consent may adversely affect your ability to participate in the Plan.

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11. ELECTRONIC DELIVERY       The Company may, in its sole discretion, decide to
                              deliver any documents related to any awards granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout your term of employment or service with the Company and thereafter until withdrawn in writing by you.

12. MISCELLANEOUS             (a)  This Agreement shall not confer upon you any
                                   right to continue as an employee, or
                                   otherwise in the service of, the Company or any Affiliate, nor shall this Agreement interfere in any way with the Company's or such Affiliate's right to terminate your employment or service at any time.

                              (b) Without limiting the generality of Paragraph 12(a) above, this Agreement and the Plan may be amended without your consent to the extent provided in Section 14(b) of the Plan.

                              (c)  This Agreement will be subject to all
                                   applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by you or other subsequent transfers by you of any shares of Common Stock issued as a result of or under this Agreement, including without limitation
                                   (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Restricted Stock Units and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of shares of Common Stock issued pursuant to this Agreement must also comply with other applicable laws and regulations governing the sale of such shares.

                              (d) Notwithstanding anything to the contrary contained in this Agreement or the Plan, this Agreement shall be subject to the terms of any employment agreement between you and the Company, including without limitation any terms therein relating to the vesting, settlement or exercisability of equity awards, and any conflicts between any such employment agreement and this Agreement or the Plan shall be resolved in favor of your employment agreement.

                              (e) To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                              (f) Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee shall be final and binding.

13. SIGNATURES                By the signatures below, you and the authorized
                              representative of the Company acknowledge agreement to this Restricted Stock Unit Award
                              Agreement as of the Grant Date specified above.

                              PARTICIPANT:            FAIRCHILD SEMICONDUCTOR
                                                      INTERNATIONAL, INC.

                              /s/ Mark S. Thompson   /s/ Paul D. Delva
                              ____________________   __________________________
                              MARK THOMPSON          Paul D. Delva
                                                     Sr. V.P., General Counsel
                                                     and Corporate Secretary

TO ACCEPT YOUR RESTRICTED STOCK UNIT GRANT:

      (a)   Sign BOTH copies of this Restricted Stock Unit Award Agreement;

      (b)   Retain one copy of each for your records;

      (c) Return one copy of each in the enclosed envelope WITHIN 30 DAYS OF THE GRANT DATE.

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